UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 26, 2001

Virtualsellers.com, Inc.
(Exact name of registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation)

000-14356
(Commission File Number)

911353658
(IRS Employer Identification No.)

Suite 1000, 120 North LaSalle Street, Chicago, Illinois 60602
(Address of principal executive offices and Zip Code

(312) 920-9120
Registrant's telephone number, including area code

Item 2. Acquisition or Disposition of Assets

Pursuant to a Letter Agreement dated May 30, 2001 (amended as of June 15, 2001), between Virtualsellers.com, Inc. and Healthscape, Inc., a Delaware corporation, we acquired certain business assets of Healthscape on June 26, 2001, including Healthscape's proprietary software and associated intellectual property. Pursuant to the Letter Agreement, as amended, the purchase price for the business assets was $245,000, which we paid in the following form: an aggregate of 631,579 common shares of our capital stock, issued at a deemed value of $0.38 per share (the 10 day average closing price (sale) for our stock for the 10 day period ending June 15, 2001), and $5,000 in cash.

Item 7. Financial Statements and Exhibits

Exhibits

2. Plan of Acquisition

2.1 Letter Agreement between Virtualsellers.com, Inc. and Healthscape, Inc. dated May 30, 2001

2.2 Amendment to Letter Agreement between Virtualsellers.com, Inc. and Healthscape, Inc., dated June 15, 2001

2.3 Domain Name Assignment Agreement between Virtualsellers.com, Inc. and Healthscape, Inc., dated June 26, 2001

2.4 Copyright Assignment (software) between Virtualsellers.com, Inc. and Healthscape, Inc., dated June 26, 2001

2.5 Copyright Assignment (website) between Virtualsellers.com, Inc. and Healthscape, Inc., dated June 26, 2001

2.6 Trademark Assignment between Virtualsellers.com, Inc. and Healthscape, Inc., dated June 26, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSELLERS.COM, INC.

Date: July 11, 2001

By: /s/ Dennis Sinclair
Dennis Sinclair, President